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                                                                     EXHIBIT 4.8

              FIRST AMENDMENT TO THE REGISTRATION RIGHTS AGREEMENT
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          FIRST AMENDMENT TO THE REGISTRATION RIGHTS AGREEMENT (the
"Amendment"), dated as of September 25, 2000, among WYNDHAM INTERNATIONAL, INC., a corporation incorporated under the laws of Delaware (the "Company"), and THE CHASE MANHATTAN BANK, as representative of the holders of the Notes and of Registrable Notes that may be exchanged therefor as provided for in the Registration Rights Agreement referred to below (the "Representative"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Increasing Rate Term Loan Agreement referred to below, or the Registration Rights Agreement referred to below, as applicable.

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Company, the lenders party thereto from time to time, The Chase Manhattan Bank, as Administrative Agent, Chase Securities Inc., as Lead Arranger and Book Manager, Bear Stearns Corporate Lending Inc., as Co-Arranger and Syndication Agent and Bankers Trust Company, as Syndication Agent have entered into an Increasing Rate Note Purchase and Loan Agreement, dated as of June 30, 1999 (as amended, modified or supplemented to, but not including, the date hereof, the "Increasing Rate Term Loan Agreement");

          WHEREAS, as a condition precedent to entering into the Increasing Rate Term Loan Agreement, the Company and the Representative have entered into a Registration Rights Agreement, dated as of June 30, 1999 (as amended, modified or supplemented to, but not including, the date hereof, the "Registration Rights Agreement");

          WHEREAS, the parties hereto wish to amend the Registration Rights Agreement as herein provided; and

          WHEREAS, subject to the terms and conditions of this Amendment, the parties hereto agree as follows:

          1. The definitions of "Filing Date" and "Registration Effective Date" contained in Section 1 of the Registration Rights Agreement are hereby amended to read in their entirety as follows:

          "Filing Date": June 30, 2001.
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          "Registration Effective Date": December 31, 2001.
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          2.  Section 10 of the Registration Rights Agreement is hereby amended by inserting at the end thereof the following new clause (1):

          "(1)  Termination. Notwithstanding anything to the contrary contained
                -----------
          herein, the Company's obligations under Sections 2, 3 and 4 hereof shall terminate on the
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          first day on which the aggregate outstanding principal amount of Notes is $325,000,000 or less, provided that such termination shall not affect the Company's obligation to pay amounts (if any) owing under
          Section 4 hereof for the period prior to such termination."

          3. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Registration Rights Agreement.

          4. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Company and the Representative.

          5. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

          6. This Amendment shall become effective as of August 10, 2000 (the "First Amendment Effective Date") subject to (i) the Company and the Representative having signed a counterpart hereof (whether the same or different counterparts) and having delivered (including by way of telecopier) the same to the Representative and (ii) the Amendment and Restatement to the Increasing Rate Term Loan Agreement, dated as of September 25, 2000, having become effective. The parties hereto agree that no further liquidated damages shall accrue under
Section 4(a) of the Registration Rights Agreement after the First Amendment Effective Date unless such liquidated damages are payable pursuant to the terms of such Section 4(a) after giving effect to this Amendment.

          7. From and after the First Amendment Effective Date all references in the Registration Rights Agreement shall be deemed to be references to the Registration Rights Agreement as modified hereby.

                                   * * * * *

                                       2
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          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

                              WYNDHAM INTERNATIONAL, INC.


                              By
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                                     Title:


                              THE CHASE MANHATTAN BANK,
                                   as Representative,


                              By
                                ------------------------------------
                                     Title: